Exhibit 10.1

Share Transfer Agreement

This Share Transfer Agreement (this “Agreement”) dated December 27, 2017 (the “Execution Date”), is among Technovative Group, Inc., a Delaware corporation (the “Company”), and such entities and individuals as listed herein in Exhibit A (the “Shareholders”) who hold, in the aggregate, 100% of the equity interest in Guangzhou Hedu Information Technology Co., Ltd or 广州市合度信息技术有限责任公司 (the “Target Company”), an entity incorporated in the PRC.

WHEREAS, the Company intends to, through a wholly owned foreign entity (the “WOFE”), enter into a series of contractual agreements with the Target Company and its Shareholders, including Equity Pledge Agreement, Exclusive Business Cooperation Agreement, Exclusive Option Agreement, and Irrevocable Power of Attorney (together, the “VIE Agreements”);

WHEREAS, as an inducement for execution of the VIE Agreements and the Loan Agreement, the Company shall issue to such Shareholders holding 100% of Target Company’s equity interest, up to 41,815,880 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) (the “Shares”), representing up to 40% of the Company’s issued and outstanding Common Stock, valued at $4,185,880 in an aggregate, on the terms and conditions set forth herein.

WHEREAS, the parties hereto intend that the issuance and acquisition of the Shares shall be exempt from registration under the Securities Act of 1933, as amended, under Regulation S promulgated thereunder.

NOW, THEREFORE, in consideration of the promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, and, after friendly consultations, on the principles of equality and mutual benefit, all parties to this Agreement have reached the following agreement in accordance with the provisions of the Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures and its implementation regulations, the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other relevant laws and regulations of the People’s Republic of China, the parties hereto agree as follows:

Article 1
Definitions

Unless otherwise prescribed and stipulated herein, the following terms used in this Agreement shall have the meanings set forth as follows:

1. “Claims” refers to all the claims, actions, demands, proceedings judgments liabilities, damages, amounts, costs and expenses (including but not limited legal costs and disbursements) whatsoever and howsoever arising.

2. “Encumbrance” refers to any mortgage, assignment, lien, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive right, and any other restriction or conditions whatsoever.

3. “Examination and Approval Authority” pursuant to the provisions for the examination and approval of projects which have investments by foreign investors in the PRC, refers to the relevant Chinese government departments having authority to examine and approve any corporate documents of the Target Company, and VIE Agreement Registration.

4. “Execution Date” refers to the date on which this Agreement is signed by all parties hereto.

5. “PRC” or “China” refers to the People’s Republic of China.

6. “Material Adverse Change” refers to the following:

(a) investigations (which may cause the Target Company to be punished) and penalties upon the Target Company by relevant governmental authorities, which may have material impact on the normal business operation of the Target Company;

(b) involvement with any litigation, arbitration or any other judicial proceedings by the Target Company, which may have material impact on the normal business operation of the Target Company; or

(c) any change (or any development that, insofar as can reasonably be foreseen, is likely to result in any change) that may cause loss to the financial conditions, business, assets or increase of liabilities of the Target Company in the amount of more than $10,000.

7. “RMB” or “Renminbi” refers to the legal currency of the PRC.

8. “Third Party” refers to any natural person, legal entity, or other organization or entity, other than the parties to this Agreement.

9. “VIE Agreements Registration” refers to (i) the exercise of the purchase option under the exclusive option agreement shall be approved by and/or registered with the relevant PRC governmental authorities; and (ii) the equity pledge under the equity pledge agreement shall be registered with the relevant PRC governmental authorities to effect the pledge thereunder.

Article 2
Issuance the Shares and Claw Back

1. Pursuant to the terms and conditions of this Agreement, the Shareholders agree to cause the Target Company to enter into the VIE Agreements on or before January 31, 2018 in exchange for the Shares to be issued pursuant to Section 2 hereof.

2. The Shares shall be issued to the Shareholders in four installments (“Each Installment Shares”) pro rata to the holding positions of the Shareholders in Exhibit A, as attached in Exhibit B hereto:

(a) First, the First Installment Shares of 26,134,925 shares shall be issued to the Shareholders, which shall represent 25% of the issued and outstanding shares of the Company provided that the WOFE, the Target Company, and the Shareholders shall enter into the VIE Agreements within 15 days after the Execution Date. The Shareholders and the Company shall complete the VIE Agreement Registration as soon as practicable no later than 30 days after the issuance of the First Installment Shares.

(b) Second, if the Target Company achieves gross revenue of not less than RMB 2.36 million in the fiscal year ending December 31, 2017 as reflected on the consolidated (audited) financial statements for the same period, the Company shall issue a Second Installment Shares to the Shareholders in the amount of 5,226,985 shares of Common Stock within 120 days after the completion of such annual audit.

(c) Third, if the Target Company achieves gross revenue of not less than RMB13.2 million in the fiscal year ending December 31, 2018 as reflected on the consolidated (audited) financial statements for the same period, the Company shall issue a Third Installment to the Shareholders in the aggregate of 5,226,985 shares of Common Stock within 120 days after the completion of such annual audit.

(d) Fourth, if the Target Company achieves gross revenue of not less than RMB36.2 million in the fiscal year ending December 31, 2019 as reflected on the consolidated (audited) financial statements for the same period, the Company shall issue a Fourth Installment to the Shareholders in the aggregate of 5,226,985 shares of Common Stock within 120 days after the completion of such annual audit.

3. Claw Back. Notwithstanding any other provision in this Agreement to the contrary, in the event the Target Company fails to achieve RMB13.2 million of revenue for the fiscal year ending December 31, 2018 as reflected on the consolidated (audited) financial statements dating December 31, 2018, the Shareholder shall, within 120 days after the completion of such annual audit, return 16,800,000 shares of the Company’s Common Stock to the Company for cancellation, and the Company’s obligations to issue further shares and the Shareholders’ rights to receive such shares pursuant to Sections 2.4(b), 2.4(c) and 2.4(d) shall immediately terminate without further effect.

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4. Piggyback Registration Rights of the Shares. The Shareholders shall have the right for a period of not more than two years after the issuance of Each Installment Shares, to include no more than 25% of such Shares in the aggregate that the Shareholders shall have received from the Company (the “Registrable Securities”), as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any successor or equivalent form); provided, however, that if, in the written opinion of the Company’s managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, and (ii) without materially and adversely affecting the entire offering, then the Company will still be required to include the Registrable Securities, but may require the Holders to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of 90 days from the effective date of the offering, provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by all stockholders in such public offering shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities.

5. The number of Shares to be issued under the installments shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Common Stock (each, a “Dilution Event”) occurring on or after the Execution Date hereof. Notwithstanding the foregoing, (i) the issuance of the Shares as contemplated by Section 2.2 of this Agreement shall not be deemed a Dilution Event, and/or (ii) the issuance of Common Stock and/or other securities of the Company pursuant to any exercise or conversion of securities of Company shall not be deemed a Dilution Event, and/or (iii) the issuance of Common Stock and/or other securities of the Company not a result of dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Common Stock shall not be deemed a Dilution Event.

6. The Company may, in its sole discretion, appoint an accounting qualified person(s) agreed between the Company and the Target Company to manage the day to day books and records of the Target Company.

Article 3
Conditions to Closing of this Agreement

1. Conditions to the Company’s Obligations. The obligations of the Company hereunder to issue the Shares are subject to the satisfaction, at or before the closing of this Agreement, and no later than [January 31, 2018] (the “Closing”) of each of the following conditions, provided that these conditions are for the benefit of the Company and may be waived by the Company:

(a) The Target Company shall have provided all the due diligence documents (the “Due Diligence Documents”) on or before December 30, 2017; the Company shall have had access to the operating management of the Target Company’s business and have been permitted inspection of any and all sites where such business is conducted. Due Diligence Documents should include, but not limited to, documents and evidence related to the following matters of the Target Company, financial, legal, contractual, environmental, tax, insurance, labor, patent and trademark, pension and benefit, and any other matters that the Company and its auditors, tax and legal counsel and other advisors may deem relevant; and the Company’s due diligence investigation of the Target Company shall have been satisfactory to the Company in its sole and exclusive discretion; and

(b) The WOFE, the Shareholders and the Target Company shall have executed the VIE Agreements embodying customary terms, conditions, representations and warranties and indemnifications; the VIE Agreements shall include customary representations and warranties and indemnifications from the Target Company regarding the completeness and accuracy of such representations; and

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(c) The Shareholders shall cause the Target Company to complete the VIE Agreements Registration; and

(d) There shall be no Material Adverse Change to the Target Company from the Execution Date of this Agreement to the Closing; and

(e) The Target Company shall continue business in the ordinary course from the Execution Date to Closing;

(f) The Target Company shall not have any liabilities as of the date of the Closing; and

(g) The representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time and the Shareholders shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Shareholders at or prior to the Closing.

2. Conditions to the Shareholders’ and the Target Company’s Obligations. The obligations of the Shareholders hereunder are subject to the satisfaction, at or before the Closing of this Agreement of each of the following conditions, provided that these conditions are for the benefit of the Shareholders and may be waived by the Shareholders:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing; and

(b) Target Company, the Shareholders and WOFE shall have entered into the VIE Agreement.

Article 4
Representations and Warranties

1. Representations and Warranties of the Target Company and Shareholders. The Target Company and Shareholders hereby represent and warrant to The Company, that:

(a) The Shareholders and Target Company have the authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby; and

(b) This Agreement has been or will be duly and validly executed and delivered by the Shareholders, and constitutes, or will constitute a legal, valid and binding obligation of the Shareholders enforceable against the Shareholders in accordance with the respective terms except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court; and

(c) All information and facts relating to the Target Company that is in the possession of the Shareholders is known to the Shareholders, or that should reasonably be known to the Shareholders, which will have a substantive effect on the Shareholders’ ability to fulfil any of their obligations in this Agreement or when disclosed to the Company shall have a substantive effect on the willingness of the Company to sign and fulfil its obligations under this Agreement, have been disclosed to the Company and the information provided by the Shareholders to the Company does not contain any representation that is untrue or misleading; and

(d) No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Target Company or the Shareholders that will materially affect the ability of the Shareholders to sign this Agreement and for the Shareholders to cause the Target Company to fulfil the obligations under this Agreement; and

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(e) As of the Execution Date, the Shareholders have informed any Third Party, whose approval is required for the consummation of the transactions contemplated by this Agreement, and in case of any requirement for the consent of such Third Party, the Shareholders have already procured the corresponding written consent from such Third Party; and

(f) The Shareholders shall not take any action or cause any action to be taken after the Execution Date that may cause a Material Adverse Change to the Chinese Entity; and

(g) Regarding the documents and information provided by the Shareholders to the Company, including their agents (including without limitation the lawyers, financial consultants, etc.) prior or subsequent to the Execution Date, the Shareholders hereby undertakes that:

(i) all copies made from original documents are true and complete and that such original documents are authentic and complete;

(ii) all originals supplied to the Company or its agents, are authentic and complete;

(iii) all signatures (stamps) appearing on documents supplied to the Company or its agents as originals or copies of originals are genuine; and

(iv) the Shareholders have drawn to the attention of the Company and its agents all matters that are material for the the Company to proceed with the transaction as contemplated in this Agreement.

(h) At any time, upon the request of the Company, the Shareholders shall, at their own expense, make all efforts to carry out and/or conduct in a way which is satisfactory to the Company, or to cause a Third Party to carry out and/or conduct in a way which is satisfactory to the Company, any action and/or document which the Company deem reasonably deems requisite, in order to realize the full effectiveness and implementation of this Agreement; and

(i) The Target Company is a legal entity that has been duly established according to the laws and regulations of China and is validly and legally in existence and also operating normally in accordance with the laws and regulations of China. Signing this Agreement and fulfilling all of its obligations stipulated herein by the Shareholders and the Target Company herein, shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in its articles of association or internal rules, any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that the Target Company or any Shareholder is a party to or is bound by; and

(j) The Shareholders are PRC citizens with all civil abilities to enter into this Agreement and fulfil all of their obligations stipulated herein. Signing this Agreement and fulfilling each of the obligations stipulated herein by the Shareholders shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that any Shareholder is a party to or is bound by; and

(k) The Shareholders further undertake and warrant that: the Shareholders have the full authority and right to cause the Target Company to enter into the VIE Agreements; and

(l) The Shareholders further undertake and warrant that: no lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Target Company or the Shareholders that will materially affect the Shareholders’ ability to sign this Agreement or fulfil the Shareholders’ obligations under this Agreement; and

(m) The registered capital of the Target Company Entity has been fully paid up as scheduled. The Shareholders fully fulfilled their capital contribution obligations, which have been legally verified in accordance with relevant PRC laws. There is no withdrawal of the registered capital by the Shareholders; and

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(n) The Target Company has never suffered and is not currently suffering from any administrative investigations, lawsuit, arbitration, disputes, Claims or other proceedings (no matter ongoing, pending or threatened), nor has the Target Company been punished, and the Shareholders can foresee that no punishment is to be made against the Target Company by any administrative authorities of the PRC for the issues already existing prior to execution of the VIE Agreements. The Shareholders have fully disclosed to the Company all information in respect of environmental protection, fire-prevention and work safety of the Target Company, etc. In addition, the Shareholders hereby warrant that all fees, charges, penalties and expenses payable to or being required to pay to any PRC governmental authority have been paid off. As of the Closing, there are no such fees, charges, penalties and expenses in default, nor are there any costs and/or expenses being required by any PRC governmental authority to be paid for any purpose of correcting defects and/or inappropriate actions of the Target Company in default. In the event that the Shareholders or the Target Company suffer from any penalty, damage, loss, etc. due to any such administrative investigations, lawsuit, arbitration, disputes, claims, penalties and/or other proceedings Shareholders shall be liable for the full compensation of The Company; and

(o) Prior to the Execution Date, the Shareholders have already disclosed all information about the debts of the Target Company as set forth in Exhibit C hereof. As of the Closing, such information remains complete, reliable, accurate and genuine; and

(p) As of the Closing, the Target Company has not carried out any equity investment in any other companies, enterprises, or other economic entities, etc., neither has the Target Company participated in partnerships or associations with any other companies, enterprises, other economic entities or individuals; and

(q) As of the Closing, except for the Encumbrances listed out in Exhibit C, attached hereto, the Target Company’s assets and rights are free from any security interest (including but not limited to mortgage, pledge and lien) or any other Encumbrance, neither has the Chinese Entity provided any security (including but not limited to mortgage, pledge and guarantee) for any other companies, enterprises, economic entities or any individuals; and

(r) As of the Closing, the Target Company has fully paid off all taxes required by the PRC laws and regulations, including but not limited to enterprise income tax, value-added tax, city construction tax and any additional education fees; and

(s) The Target Company’s operations and processes are in full compliance with relevant PRC laws, regulations, standards and norms, and there are no illegal actions against the Target Company of infringing upon intellectual property rights of others, such as patent, know-how, etc.; and

(t) Labor Contracts between the Target Company and the employees who are still employed by the Target Company on the Execution Date have been legally and effectively executed. As of the Execution Date, there has not been any situation which may lead the employees of the Target Company to bring labor arbitrations or lawsuits against the Target Company; and

(u) All the accounts, books, ledgers and financial records of the Target Company have been formulated in accordance with the accounting procedures and rules provided by PRC accounting system, and have been fully, properly and accurately recorded and completed, which do not involve any material mistake and deviation, and truly and precisely reflect all transactions relating to the Target Company and show the financial, contractual and other business conditions of the Target Company during every fiscal year; and

(v) The Shareholders are acquiring the Shares as principal for their own account for investment purposes only and not with a view to or for distributing or reselling the Shares or any part thereof, and the Shareholders are acquiring the Shares in the ordinary course of business and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares; and

a. The Shareholders agree and acknowledge that they are not, a “U.S. Persons” (as defined below) at the time the Shareholders were offered the Shares and as of the date hereof are not residents in the United States or seeking to acquire the Shares for a party in the United States.

b. “United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

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(w) The Shareholders understand that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(x) The Shareholders (i) as of the execution date of this Agreement are not located within the United States, and (ii) are not acquiring the Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), or in a transaction not subject thereto; and

(y) The Shareholders will not resell the Shares except in accordance with the applicable laws; and

(z) The Shareholders will not engage in hedging transactions with regard to Shares except as permitted by applicable laws; and

(aa) No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising has been or will be used by the Shareholders or any of their representatives in connection with the offer and acquisition of the Shares; and

(bb) The Shareholders acknowledge that they had the opportunity to review the Company’s filings with the Commission available to be viewed online on the EDGAR system at https://www.sec.gov/edgar/searchedgar/legacy/companysearch.html and have had (i) the opportunity to ask questions he or she deemed necessary and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its acquisition of the Shares; and (iii) the opportunity to obtain such additional information that the Shareholders requests that the Company possesses or can acquire without unreasonable effort or expense; and

(cc) The Shareholders understand that the Shares will be “restricted securities” as that term is defined in Rule 144 under the 1933 Act (“Rule 144”) and all conditions for sale must be met under Rule 144 to sell the Shares. UNTIL ALL APPLICABLE CONDITIONS RULE 144 ARE SATISFIED, RULE 144 WILL BE UNAVAILABLE AND THE SECURITIES MAY NOT BE SOLD. Once Rule 144 is available, the Shares must be held for the time period required by Rule 144 unless the Shares are subsequently registered under the 1933 Act and qualified under applicable securities law or exemptions from such are available. The Shareholders further understands that the certificates evidencing the Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(dd) The Shareholders have independently evaluated the merits of their decisions to acquire the Shares pursuant to this Agreement, and the Shareholders confirm that they have not relied on any oral statements from Company or Company’s directors or officers and has received no warranties other than those set forth herein.

2. Representations and Warranties of the Company. The Company, hereby represent and warrant to the Shareholders both jointly and severally, that:

(a) The Company, each have the full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and

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(b) The Company is duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. Except Technovative Group Limited, Technovative Asia Limited, Innorei Group (SAMOA) Limited Innorei Group Sdn Bhd and Link World Solution Sdn. BHD, the Company does not own or control any subsidiaries as of the date of this Agreement;

(c) The execution and delivery by the Company of this Agreement, and any other agreements contemplated hereby and the performance by the Company of their obligations thereunder, have been duly and validly authorized by the Board of Directors of each the Company, no other corporate action on the part of the Company or the stockholders of either company being necessary; and

(d) This Agreement has been duly and validly executed and delivered by the Company, and constitutes, or will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court; and

(e) No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations, etc. are on-going against the Company that will materially affect either parties ability to sign this Agreement or fulfil its obligations under this Agreement; and

(f) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement or other document to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction or decree, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. “Material Adverse Effect” for the purposes of this section only shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement; provided however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any change, event, state of facts or development generally affecting the general political, economic or business conditions of the United States; (ii) any change, event, state of facts or development generally affecting the fintech AI industry; (iii) any change, event, state of facts or development arising from or relating to compliance with the terms of this Agreement; (iv) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions; (v) changes in laws or U.S. generally accepted accounting principles after date hereof or interpretation thereof; or (vi) any matter set forth in the Agreement or exhibits thereto; and

(g) The Company are not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any federal, provincial, state, local or other governmental authority or any other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) filings required by state securities laws or (ii) the filing of a Notice of Sale of Securities on Form D with the Securities and Exchange Commission under Regulation D of the 1933 Act; and

(h) The Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of any and all liens Encumbrances, Claims, security interest or pre-emptive rights.

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Article 5
Taxes Payable under this Agreement

Any taxes or fees arising out of and payable pursuant to the fulfilment of the terms of this Agreement shall be paid by the respective party hereto liable for the taxes or fees under the applicable provisions of relevant laws and regulations of the applicable taxation authority.

Article 6
Termination

1. This Agreement may be terminated and abandoned at any time prior to the Closing:

(a) by the written mutual consent of the Company and the Shareholders;

(b) by the Company, upon written notice to the Shareholders, if any of the conditions set forth in Article 3 Section 1 of this Agreement shall not have been fulfilled in all material respects at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible; or

(c) by the Shareholders, upon written notice to the Company if any of the conditions set forth in Article 3 Section 2 of this Agreement shall not have been fulfilled in all material respects at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, provided that at the time of such notice the Shareholders must have complied in all material respects with their obligations under this Agreement; and provided, further, that The Company shall have ten (10) days after the notice sent by the Shareholders pursuant to this subsection in which to fulfill such conditions not fulfilled unless satisfaction of such a condition is or becomes impossible.

2. In the event of a termination of this Agreement in accordance with Article 6 Section 1 of this Agreement, all further obligations of the parties under this Agreement shall terminate, no party shall have any right under this Agreement against any other party, and each party shall bear its own costs and expenses; provided, however, that termination shall not relieve any party of liability for any failure to perform or comply with this Agreement prior to the date of termination, or constitute a waiver of any claim with respect thereto.

Article 7
Indemnity

1. Obligation of the Shareholders to Indemnify the Company. The Shareholders hereby agrees to indemnify and hold harmless the Company and their representatives from, against and in respect of any and all damages, losses, obligations, liabilities, claims, deficiencies, costs, taxes, penalties, fines, interest, monetary sanctions and expenses incurred by Company and WOFE, including, without limitation, reasonable attorneys’ fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce Company’s and WOFE’s rights to indemnification hereunder (“Losses”) suffered, sustained, incurred or required to be paid by any of them by reason of:

(a) any representation or warranty made by the Shareholders in or pursuant to this Agreement or any of the other agreement contemplated hereby, being untrue or incorrect in any material respect;

(b) any failure by the Shareholders to observe or perform his covenants and agreements set forth in this Agreement or any other agreement or document executed by them in connection with the transactions contemplated hereby; or

(c) any failure of the Shareholders to obtain on behalf of the Target Company the necessary government approvals contemplated hereby.

2. Indemnity Basket. Notwithstanding anything to the contrary in this Agreement, the Shareholders shall not have any obligation to indemnify the Company until and unless the aggregate amount of Losses exceeds [Fifty Thousand Dollars ($50,000)] in the aggregate (the “Basket”), after which point the Shareholders will be obligated to indemnify the Company from and against the full amount of such Losses (including the Basket).

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Article 8
Confidentiality

1. All of the parties hereto agree unless otherwise provided for in another relevant confidentiality agreement that with regard to the confidential and exclusive information that has been disclosed to or may be disclosed to the other parties by any party to this Agreement pertaining to their respective businesses, or financial situations and other confidential matters, all parties to this Agreement which have received the aforesaid confidential information (including written information and non-written information, hereinafter referred to as “Confidential Information”) shall:

(a) Keep the aforesaid Confidential Information in confidence; and

(b) Not disclose the Confidential Information to any Third Party or any entity.

2. The Provisions of Section 1 of this Article 9, shall not apply to Confidential Information:

(a) which was available to the receiving party from the written records procured by the receiving party from the disclosing party before the disclosing party disclosed the information to the receiving party;

(b) which has become public information by means not attributable to any breach by the receiving party; or

(c) which was obtained, by the receiving party from a Third Party not subject to any confidentiality obligation affecting the said Confidential Information.

Article 9
Miscellaneous

1. Entire Agreement. This Agreement and the schedules hereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

2. Notices. Any notice permitted or required under this Agreement shall be deemed to have been given if the notice is in writing and personally served, mailed by registered or certified mail (return receipt requested), mailed by courier with confirmed receipt or sent by facsimile with confirmation, or by registered mail, to the parties at the addresses set forth in the preamble of this Agreement. Each party may change its address by giving similar notice. Notices given as provided herein shall be deemed effective as of the date sent or facsimile transmission.

3. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a writing signed by all of the parties hereto. No such waiver will be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

4. Construction. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any documents contemplated thereby.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party hereto may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.

6. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York in the United States, without regard to the principles of conflicts of law thereof.

8. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

9. Execution. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

10. Severability. Each provision of this Agreement shall be considered severable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of date first written above.

The Company:

Technovative Group, Inc.

/s/ Nicolas Lin
Name: Nicolas Lin
Title: CEO

The Target Company:

Guangzhou Hedu Information Technology Co., Ltd

/s/ Wu Ji Sun
Name: Wu Ji Sun
Title: Legal Representative

Shareholders:

/s/ Wu Ji Sun
Name: Wu Ji Sun

/s/ Tan Hong Liang
Name: Tan Hong Liang

/s/ Su Mao Ling
Name: Su Mao Ling

/s/ Liang Song Hai
Name: Liang Song Hai

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Exhibit A

Shareholders List and Share Numbers, and addresses

Shareholder Name	Address	Percentage Proportion of Shares
Wu Ji Sun	Room 401, No. 18, No. 2 Street, Fengxinyuan, Fenghuang City, Guangyuandong Road, Guangzhou	63.54%
Tan Hong Liang	Room 708, No. 52 Huangcunxi Road, Tianhe District, Guangzhou	15.84%
Su Mao Ling	Room 701, No. 31 Huijingnan Road, Tianhe District, Guangzhou	10.62%
Liang Song Hai	Unit 1512, 15/F, Silvercord Tower 2, 30 Canton Road, TST, H.K.	10%

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Exhibit B

Share Issuance Installments and Milestones

	Milestone	No. of Shares to be issued
Within 15 days from execution of the Agreement	N/A	26,134,925
Fiscal Year ending December 31, 2017	Target Company’s annual revenue is or more than RMB2.36 million	5,226,985
Fiscal Year ending December 31, 2018	Target Company’s annual revenue is or more than RMB13.2 million	5,226,985
Fiscal Year ending December 31, 2019	Target Company’s annual revenue is or more than RMB36.2 million	5,226,985
TOTAL:		41,815,880

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Exhibit C

Debt of Target Company as of the Execution Date

$
Amount owing	[ ]
Advances and payments on behalf	[ ]
[ ]

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